UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

Apollo Acquisition Corp.

(Exact name of registrant as specified in its Charter)

Cayman Islands	000-54179	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 E. Colorado Boulevard, Suite 888

Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

(626) 683-9120

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective February 22, 2019, each of Jianguo Xu, Yung Yeung, Chunhua Huang, Zhengshan Li and Xiao Chen tendered their respective resignations as members of the Board of Directors (the “Board”) of Apollo Acquisition Corp. (the “Company”). Also in connection with the resignations, Jianguo Xu, President, Chief Executive Officer and Chief Financial Officer, and Chunhua Huang, Chief Investment Officer, were removed as executive officers of the Company, effective February 22, 2019. Messrs. Xu, Yueng, Huang, Li and Chen each indicated that their resignation was not due to any disagreement with respect to the Company’s operations, policies or practices.

Appointment of Wing Tak Jack Law as Chairman of the Board, Chief Executive Officer and President

Effective February 22, 2019, Wing Tak Jack Law, age 64, was appointed as Chairman of the Board and as the Company’s Chief Executive Officer and President. Mr. Law currently serves as a senior partner of a firm of chartered accountants in the United Kingdom and as Chairman of Ford Eagle Capital Limited. Prior to that, Mr. Law was Chief Executive Officer of Pearl Oriental Oil Limited (Code 632) from March 2013 to June 2015. Mr. Law has also held a variety of senior executive positions, including chairmanships and director roles, in both privately held and publicly traded companies in Hong Kong, the United Kingdom, Singapore, the United States and China operating in a diverse range of industries. Prior to those roles, Mr. Law worked at a big four certified public accounting firm in Hong Kong and was an account manager with HSBC. Since 1984, he has been a member of the Institute of Chartered Accountants in England and Wales, and, since 1985, he has been a member of the Hong Kong Institute of Certified Public Accountants. Mr. Law has over 40 years of experience in management, accounting, corporate and business finance, banking, commerce and corporate affairs. Mr. Law has a B.A. in Economics and Accounting from Newcastle University in the United Kingdom, and an M.A. in Philosophy from Chinese University of Hong Kong.

Mr. Law will be eligible to participate in other compensation and benefit plans and programs offered to the Company’s executive officers.

Appointment of Jun Yan as director and Chief Financial Officer

Effective February 22, 2019, Jun Yan, age 39, was appointed as a member of the Board and as the Company’s Chief Financial Officer. Mr. Yan has been serving as a financial analyst and assistant to the board of directors of American Compass, Inc. since 2009. Mr. Yan has a B.S. and a M.S. in General Business from Troy University.

Mr. Yan will be eligible to participate in other compensation and benefit plans and programs offered to the Company’s executive officers.

Messrs. Law and Yan, have not engaged in any related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission). Messrs. Law and Yan have no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Messrs Law or Yan with respect to their appointments as Chairman of the Board, Chief Executive Officer and President, and director, Chief Financial Officer, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ACQUISITION CORP.

Dated: February 28, 2019
	By:	/s/ Wing Tak Jack Law
	Name:	Wing Tak Jack Law
	Title:	Chief Executive Officer and President